ASSET PURCHASE AGREEMENT

This Assignment Agreement is made effective as of August 12, 2015, between Red Fish Holdings, Inc., a Wyoming Corporation and BeriApps of Tromso, Norway.

WHEREAS: BeriApps (“Seller”) wishes to sell a certain technology that it owns, “Dessert Crush Saga”. To Red Fish Holdings, Inc. (“Purchaser”) and Red Fish Holdings, Inc. wishes to purchase from BeriApps, that same technology, and therefore, each do hereby enter into an Asset Purchase Agreement (“Agreement”) pursuant to the terms and conditions set forth below.

THEREFORE, BeriApps shall assign its rights, interests, and title to Dessert Crush Saga to Red Fish Holdings, Inc.

Red Fish Holdings, Inc., and BeriApps, sometimes referred to jointly as “parties,” hereby acknowledge the receipt and sufficiency of this Agreement and agree each and with the other as follows:

1.	Consideration of Assignment. BeriApps shall assign all of its rights, title and interest to Red Fish Holdings, Inc. in exchange of U.S. $700.

2.	Term of Purchase. Upon execution of this Agreement and approval and authorization of the Board of Directors of Purchaser, a transfer request shall be sent to the Apple Store to assign ownership to Thomas Mahoney, CEO and Chairman of Ted Fish Holdings, Inc. Further, BeriApps shall transfer Dessert Saga’s code via GitHub repository requirements or a similar vehicle.

3.	Licensing Technology. Upon closing of this Agreement, the Purchaser may, at its discretion, enter into one or more licensing agreements with other companies without restriction.

4.	Authority. BeriApps has all requisite power and authority to assign Dessert Crush Saga, and does so willingly and without duress. The execution and delivery of this Agreement and the consummation of the transaction contemplated by this Agreement have been duly authorized. No other proceeding is necessary ot authorize such document or to consummate the transaction contemplated in the Agreement.

5.	Organization and Good Standing. Red Fish Holding, Inc. is duly incorporated, organized, validly existing and in good standing under the laws of the State of Wyoming, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

6.	Execution of Agreement. This Agreement, when executed and delivered, will be valid and binding obligations of the parties and will be enforceable under the full force of the law and in accordance with the laws of the State of Wyoming, except:

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(A)	As limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other general application affecting enforcement of creditors’ rights generally of the United Stated of America;
(B)	As limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
(C)	As limited by public policy.

7.	Non-Contravention. Neither the execution, delivery, performance of this Agreement no the consummation of this transaction will:

(A)	Conflict with, result in a violation of, cause a default under (with or without notice , lapse of time or both) or give rise to a right of termination, amendment , cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien , security interest, charge or encumbrance upon any of the Assets under any term, condition, or provision of any loan or credit agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company, or any of its material property or assets; or
(B)	Violate an order, writ , injunction, decree, stature, rule, or regulation of any court or governmental or regulatory authority applicable to the Company or any of the assets held by the Company.

8.	Actions and Proceedings. To the best knowledge of Assignor there is not claim, charge, arbitration, grievance, action, suit, investigating or proceeding by or before any court , arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of the Assignor, threatened against the Assignor which involves any of the business, or the properties of Dessert Crush Saga that, if adversely resolved or determined, would have a material adverse effect on the business, operation , assets, properties , prospects or conditions of Dessert Crush Saga taken as a whole. There is no reasonable basis for any claim or action that based upon the likelihood of its being asserted and its success if asserted, would have a material adverse effect.

9.	Material Contracts and Transactions. There are not material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Dessert Crush Saga is a party, except as disclosed by BeriApps.

10.	Warranties and Guarantees: Assignor does not warrant or guarantee that Dessert Crush Saga will perform in any manner except for what has been disclosed to the Assignee and does not warrant or guarantee its continued performance or any actual results for its use.

11.	Public Announcement. Until the closing date, both parties each agree that they shall not release or issue any reports or statements or make any public announcements relating
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to this Agreement or the transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party and seeking reasonable consent to such announcement.

12.	GENERAL
12.1	Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other party and all such representation, warranties and agreement shall be effective regardless of any investigation that any party have undertaken or failed to undertaken. The representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until on (1) year after the Closing Date.
12.2	Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, neither party shall, directly or indirectly solicit, initiate, entertain or accept any inquires or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquires or proposals from any person or entity relating to any transaction contemplated by this Agreement.
12.3	Amendment. This Agreement may not be amended, or modified, excepted by an instrument in writing signed by each of the parties.
12.4	Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this Transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangement and understandings, both written and oral, expressed or implied, with respect to this Agreement. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.
12.5	All notices all other communication required or permitted under this Agreement shall be sent to the addresses exchanged by the parties set forth in this Agreement for this purpose, and as may from to time be update by one party to the other which must be in writing and shall be deemed given if sent by persona delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addressed specified by a party to the other from time to time for notice purposed, or via electronic delivery upon confirmation of receipt from the other party.

13.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States in general and of the State of Wyoming and the Federal laws applicable to the subject matter in the State of Wyoming.

14.	Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when
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one or more counterparts have been signed by each of the parties and delivered to the other parties.

15.	Electronic Execution. This Agreement may be executed by delivery of executed signature pages and shall be effective for all purposes.

16.	Independent Legal Advice. Both parties confirm that each has been given the opportunity to seek and obtain independent legal advice prior to execution of this Agreement, and enter into this Agreement, and enter into this Agreement and execute this Agreement on the same equal footing, with equal understanding of the Agreement.

17.	Understanding and Acknowledgment. Upon execution of this Agreement, both parties do hereby acknowledge that they have read, understood and agree with the terms and conditions of this Agreement.

IN WITNESS WHEREOF the parties have executed the Agreement as of the 12th day of August 2015.

Red Fish Holdings, Inc.

/s/____________________________

By: Thomas Mahoney

BeriApps

/s/___________________________

By: Tesfaye Robel